Exhibit 10.2

AMENDMENT NO. 1 TO THE

FUEL SYSTEMS SOLUTIONS, INC.

2011 STOCK OPTION PLAN

Pursuant to Sections 3(a) and 10(f) of the Fuel Systems Solutions, Inc. 2011 Stock Option Plan (the “Plan”) and in accordance with the resolutions of the Board of Directors of Fuel Systems Solutions, Inc. (the “Company”) adopted on August 30, 2015, the Plan shall be and hereby is amended as set forth herein:

(1)Section 8(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Effect of Change in Control on Awards. Unless otherwise provided by the Committee in the Award document, in the event of a Change in Control all non-forfeited Options carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control. Notwithstanding anything to the contrary set forth in this Plan, at or immediately prior to the occurrence of a Change in Control, the Company may give a Participant written notice thereof requiring such Participant either: (i) (A) to exercise some or all of his or her Options on or prior to the date of the Change in Control, including all installments, or (B) to surrender some or all of such Options in return for a cash payment equal to the excess, if any, of the Fair Market Value of the shares subject to the Option surrendered over the aggregate exercise price for such shares under the Option; or (ii) (A) to exercise some or all of his or her Options on or prior to the date of the Change in Control, including all installments, or (B) only with respect to Options with an exercise price that is less than the per share dollar value immediately prior to a Change in Control of the merger consideration to be received for the Stock upon such Change in Control (“in-the-money Options”), surrender some or all of such options in return for the assumption or substitution of such in-the-money Options in connection with a Change in Control, in which case such in-the-money Options will be adjusted as determined by the Committee to appropriately reflect the Change in Control. Any Options which the Company requires to be exercised pursuant to this Plan and which shall not have been exercised in accordance with the provisions of the Plan and the written notice shall automatically lapse irrevocably and the Participant shall have no further rights with respect to such Options upon a Change in Control.”

(2)In all other respects, the Plan shall remain unchanged by the Amendment.

(3)This Amendment No. 1 shall be effective as of August 30, 2015.

By: /s/ Colin Johnston

       Colin Johnston

       Chair, Compensation Committee

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